                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          STONE STREET BANCORP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          STONE STREET BANCORP, INC.
                             232 South Main Street
                        MOCKSVILLE, NORTH CAROLINA 27028
                                 (336) 751-5936


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 21, 1998


     NOTICE IS HEREBY GIVEN that the annual meeting (the "Meeting") of the Stockholders of Stone Street Bancorp, Inc. (the "Company") will be held on April 21, 1998 at 5:00 p.m., Eastern Time, at Davie County Public Library, 371 North Main Street, Mocksville, NC 27028

     The Meeting is for the purpose of considering and voting upon the following matters:

     1. To elect three persons who will serve as directors of the Company until the 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualify;

     2. To ratify the selection of Weir Smith Jones Miller & Elliott, CPA PA as the independent auditor for the Bank for the fiscal year ending December 31, 1998;

     3. To transact such other business as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be considered at the Meeting.

     The Board of Directors has established March 2, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Meeting, the Meeting may be adjourned in order to permit further solicitation of proxies by the Company.


                                    By Order of the Board of Directors


                                    /s/ Sandra M. Hadley

                                    Sandra M. Hadley
                                    Secretary



Mocksville, North Carolina
March 27, 1998

A FORM OF PROXY IS ENCLOSED TO ENABLE YOU TO VOTE YOUR SHARES AT THE MEETING. YOU ARE URGED, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, TO COMPLETE, SIGN,
DATE AND RETURN THE PROXY PROMPTLY.   A RETURN ENVELOPE, WHICH REQUIRES NO
POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                          STONE STREET BANCORP, INC.

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 21, 1998

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

General

     This Proxy Statement is being furnished to stockholders of Stone Street Bancorp, Inc. (the "Company") in connection with the solicitation by the board of directors of the Company (the "Board of Directors") of proxies to be used at an annual meeting of stockholders (the "Meeting") to be held on April 21, 1998 at 5:00 p.m., Eastern Time, at Davie County Public Library, 371 South Main Street, Mocksville, North Carolina 27028, and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on March 27, 1998. The Company's office is located at 232 South Main Street, Mocksville, North Carolina 27028, and its telephone number is (336) 751-5936.

     Other than the matters listed on the attached Notice of 1998 Annual Meeting of Stockholders, the Board of Directors knows of no matters that will be presented for consideration at the Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares represented thereby in accordance with their best judgment on such other business, if any, that may properly come before the Meeting or any adjournments thereof.

REVOCABILITY OF PROXY

     A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the company a duly executed proxy bearing a later date, or by attending the meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the meeting.

SOLICITATION

     The Company will pay the cost of preparing and mailing this Proxy Statement and other proxy solicitation expenses, if any. Proxies may be solicited personally or by telephone by directors, officers, and regular employees of the Company and its wholly-owned savings bank subsidiary, Mocksville Savings Bank, Inc. SSB (the "Bank"), without additional compensation therefor. The Company has requested persons, firms, and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, such beneficial owners and will reimburse such holders, upon request, for their reasonable out-of-pocket expenses in doing so.

VOTING SECURITIES AND VOTE REQUIRED FOR APPROVAL

     Regardless of the number of shares of the Company's common stock (the "Common Stock") owned, it is important that stockholders be represented by proxy or be present in person at the Meeting. Stockholders are requested to vote by completing the enclosed form of proxy and returning it signed and dated in the enclosed postage-paid envelope. Any stockholder may vote for, against, or withhold authority to vote with respect to any matter to come before the Meeting. If the enclosed proxy is properly completed, signed, dated, and returned, and not revoked, it will be voted in accordance with the instructions therein. If no instructions are given, the proxy will be voted for the nominees for election to the Board of Directors named in this Proxy Statement and for the other matters described in this Proxy Statement calling for a vote of the stockholders. If instructions are given with respect to some but not all proposals, such instructions as are given will be followed, but the proxy will be voted for the proposals on which no instructions are given.

     The close of business on March 2, 1998, has been fixed by the Board of Directors as the record date ("Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 1,898,052. Each share of Common Stock entitles its owner to one vote on each matter calling for a vote of stockholders at the Meeting.

     The presence, in person or by proxy, of the holders of at least the majority of the total number of shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. Since many of our stockholders cannot attend the Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those stockholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient stockholders present, in person or by proxy, to constitute a quorum or to approve any proposal at the time of the Meeting, the Meeting may be adjourned in order to permit the further solicitation of proxies.

     In the election of directors, a nominee need only receive a plurality of the votes cast in the election of directors in order to be elected. As a result, those persons nominated who receive the largest number of votes in each class will be elected as directors. Accordingly, shares not voted for any reason respecting any one or more nominees, including abstentions, will not be counted as votes against such nominees. No shareholder has the right to cumulatively vote his or her shares in the election of directors.

     The proposal to ratify the appointment of the Company's independent auditor for the fiscal year ending December 31, 1998, will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal. Shares not voted for any reason respecting the appointment of Weir Smith Jones Miller & Elliott, CPA PA will not be counted as a vote against such appointment.

     Abstentions will be counted for purposes of determining whether a quorum is present at the Meeting. Broker non-votes will not be counted either for determining the existence of a quorum or for tabulating votes cast on any proposal.

     Proxies solicited hereby will be returned to the Board of Directors, and will be tabulated by one or more inspectors of election designated by the Board of Directors.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that any person who acquires the beneficial ownership of more than five percent of the Common Stock of the Company notify the Securities and Exchange
Commission (the "SEC") and  the Company.   Following is certain information, as
of the Record Date, regarding all persons or groups, as defined in the Exchange Act, who are known to the Company to own beneficially more than five percent of the Company's Common Stock.

                                                                  Amount          Percentage
                                                                 Nature of            of
Name and Address                                          Beneficial Ownership/1/  Class/2/
----------------                                          ----------------------- ----------
Robert B.  Hall                                                  174,085/3/          8.83%
Chairman of Board of Directors of the Bank and Company
Post Office Box 812
Mocksville, NC 27028

J. Roy Harris                                                    173,338/3/          8.79%
Board of Directors of the Bank and Company
673 Salisbury Street
Mocksville, NC 27028

George W. Martin                                                 171,584/3/          8.71%
Director of  the Bank and Company
10 Court Square
Mocksville, NC 27028

----------------------------

1 Unless otherwise noted, all shares are owned directly or indirectly by the named individuals by their spouses and minor children, or by other entities controlled by the named individuals.

2 Based upon a total of 1,898,052 shares of Common Stock outstanding at the Record Date and the shares outstanding if each director exercised his options to purchase shares of Common Stock (to the extent vested).

3 Messrs. Hall, Harris and Martin serve as trustees of the ESOP which holds 146,004 shares of the Company's Common Stock of which 115,182 are unallocated and 30,822 are allocated at December 31, 1997. The trustees of such plan share certain voting and investment power of such shares. The number above includes 6,843 shares subject to options which have vested or are exercisable within 60 days under the Stone Street Bancorp, Inc. Stock Option Plan. Includes also 2,738 shares of restricted stock under the Mocksville Savings Bank, Inc. SSB Management Recognition Plan on May 9, 1997.

     Set forth below is certain information as of the Record Date regarding the beneficial ownership of the Common Stock by each of the members of the Board of Directors (including nominees for re-election at the Meeting), each of the members of the Board of Directors of the Bank, each of the named executive officers of the Company and the Bank, and the directors and executive officers of the Company and the Bank as a group.

                                                                    AMOUNT AND       PERCENTAGE
                                                                    NATURE OF            OF
Name and Address                                               BENEFICIAL OWNERSHIP     CLASS
----------------                                               --------------------  -----------
Robert B. Hall                                                      174,085/3,4/        8.83%
Chairman of Board of Directors of the Bank and Company
Post Office Box 816
Mocksville, NC 27028

William F. Junker                                                    27,881/4/          1.41%
Vice Chairman of Board of Directors of the Bank and Company
Post Office Box 342
Mocksville, NC 27028

Donald G. Bowles                                                     15,581/4/           .79%
Director of the Bank and Company
Post Office Box 645
Mocksville, NC 27028

J. Roy Harris                                                       173,338/3,4/        8.79%
Director of the Bank and Company
673 Salisbury Road
Mocksville, NC 27028

Claude R. Horn, Jr.                                                  27,881/4/          1.41%
Director of the Bank and Company
190 North Main Street
Mocksville, NC 27028

George W. Martin                                                    171,584/3,4/        8.71%
Director of the Bank and Company
10 Court Square
Mocksville, NC 27028

Lois C. Shore                                                        10,781/4/           .55%
Director of the Bank and Company
190 West Church Street
Mocksville, NC 27028

Ronald H. Vogler                                                     24,681/4/          1.25%
Director of Bank and Company
150 Stratford Road
Suite 150
Winston Salem, NC 27104

Terry L. Bralley                                                        275              .01%
Director of Bank and Company
Post Office Box 621
Mocksville, NC 27028

J. Charles Dunn                                                      53,378/5/          2.71%
Director of Bank and Company and
President of Bank and Company
P O Box 531
Mocksville, NC 27028


                                       AMOUNT AND           PERCENTAGE
                                       NATURE OF               OF
Name and Address                 BENEFICIAL OWNERSHIP/1/    CLASS/2/
----------------                 -----------------------    ----------
Allen W. Carter                        24,587/6/               1.25%
Senior Vice President of the
 Bank and Company
287 Rollingwood Drive
Mocksville, NC 27028

Marjorie D. Foster                     17,619/7/                .89%
Vice President and Controller
 of the Bank and Company
500 Daniel Road
Mocksville, NC 27028

Directors and all executive officers
 as a group                           412,614/8/              21.80%


1. Unless otherwise noted, all shares are owned directly or indirectly by the named individuals, their spouses and minor children, or other entities controlled by the named individuals.

2. Based upon a total of 1,898,052 shares of Common Stock outstanding at the Record Date and the shares that would be outstanding if the director or officer exercised his or her options to purchase shares of common stock of the Corporation (to the extent vested).

3. Messrs. Hall, Harris and Martin serve as trustees of the ESOP which holds 146,004 shares of the Company's Common Stock. The trustees of such plan share certain voting and investment power of such shares.

4. Includes 2,738 shares of restricted stock awarded under the Mocksville Savings Bank, Inc. SSB Management Recognition Plan and 6,843 shares subject to options which have vested or are exercisable within sixty days under the Stone Street Bancorp, Inc. Stock Option Plan.

5. Includes 9,125 shares underlying options that have vested or are exercisable within 60 days under the Stone Street Bancorp, Inc. Stock Option Plan. Includes 18,249 shares of restricted stock awarded under the Mocksville Savings Bank, Inc. SSB Management Recognition Plan on May 9, 1997. The number stated also includes 7,604 shares allocated under the Mocksville Savings Bank, Inc. SSB Employee Stock Ownership Plan.

6. Includes 5,475 shares underlying options that have vested or are exercisable within 60 days under the Stone Street Bancorp, Inc. Stock Option Plan. Includes 10,949 of restricted stock awarded under the Mocksville Savings Bank, Inc. SSB Management Recognition Plan on May 9, 1997. The number stated also includes 5,460 shares allocated under the Mocksville Savings Bank, Inc. SSB Employee Stock Ownership Plan.

7. Includes 3,650 shares underlying options that have vested or are exercisable within 60 days under the Stone Street Bancorp, Inc. Stock Option Plan. Includes 7,300 of restricted stock awarded under the Mocksville Savings Bank, Inc. SSB Management Recognition Plan on May 9, 1997. The number stated also includes 3,985 shares allocated under the Mocksville Savings Bank, Inc. SSB Employee Stock Ownership Plan.

8. The 146,004 shares held by the ESOP for which the trustees, Messers. Hall, Harris and Martin, share voting and investment power have been included only once in the total number of shares owned beneficially by the directors and executive officers as a group. Includes 72,994 shares underlying options that have vested or are exercisable within 60 days under the Stock Option Plan.

           COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT OF 1934

     Section 16 (a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended December 31, 1997, all of its executive officers and directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS


     The Articles of Incorporation of the Bank provide that the number of directors of the Bank shall not be less than nine, with the exact number to be fixed or changed from time to time by the Board of Directors. The Board of Directors has currently fixed the size of the Board at nine members.

     So long as the total number of directors is nine or more, the directors will be divided into three classes, as nearly equal in number as possible. Each director in a class is to be elected for a term of three years or until his or her earlier death, resignation, retirement, removal or disqualification or until his or her successors shall be elected and shall qualify.

     The Board of Directors has nominated the three persons named below for election as directors to serve for the term specified or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall quality.

     The persons named in the accompanying form of proxy intend to vote any shares of Common Stock represented by valid proxies received by them to elect the three nominees listed below as directors for the terms specified, unless authority to vote is withheld or such proxies are revoked. Each of the nominees for election is currently a member of the Board of Directors. In the event that any of the nominees should become unavailable to accept nomination or election, it is intended that the proxyholders will vote to elect in his stead such other person as the present Board of Directors may recommend. The present Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve if elected to office.

     In order to be elected as a director, a nominee need only receive a plurality of the votes cast. As a result, the three nominees who receive the largest number of votes will be elected as directors. Accordingly, shares not voted for any reason respecting any one or more nominees will not be counted as votes against such nominees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE FOLLOWING NOMINEES
                                              ---
FOR ELECTION AS DIRECTORS.

     The following table sets forth as to each nominee for the term ending as of the 2001 Annual Meeting of Stockholders, his or her name, age, principal occupation during the last five years and the year he or she was first elected as a director.

                                                                                DIRECTOR
                                                                                 OF THE
                                        AGE ON     PRINCIPAL OCCUPATION DURING  COMPANY
Name                             DECEMBER 31, 1997       LAST FIVE YEARS         SINCE
----                            -----------------  ---------------------------  -------
J. Charles Dunn                          59        President and CEO of the       1975
                                                   Company and the Bank

J. Roy Harris                            71        President of Davie Auto        1979
                                                   Parts Co., Inc., Rowan Auto
                                                   Parts, Inc. and Colonial
                                                   Estates, Inc.

Claude R. Horn, Jr.                      64        President of Horn Oil Co.      1979

BOARD OF DIRECTORS OF THE BANK

     The Bank currently has a nine-member board of directors which is composed of the same persons who are now directors of the Company.

BOARD MEETINGS AND COMMITTEES

     The Company's Board of Directors met twelve times in the fiscal year ended December 31, 1997. The Bank's board of directors has regular meetings once each month, and held twelve regular and special meetings in the fiscal year ended December 31, 1997. The Company's Board of Directors has also established one standing committee--an Audit Committee. No director attended fewer than 75% of the total number of Company or Bank board meetings, and committee meetings of the Company's Board of Directors on which he served, during the year ended December 31, 1997.

     The Company's Audit Committee is composed of directors Bowles, Horn and Bralley. This committee is responsible for retaining internal and independent auditors, overseeing the adequacy of internal control, insuring compliance with the Company's policies and procedures and with generally accepted accounting principles. During the fiscal year ended December 31, 1997, the Audit Committee met one time.

     In addition, the full Board of Directors acts as a nominating committee each year prior to the annual meeting of stockholders to nominate persons for election to the Board of Directors. The Company's Bylaws provide that, in order to be eligible for consideration at the annual meeting of stockholders, all nominations of directors, other than those made by the Company's Board of Directors, must be made in writing and must be delivered to the Secretary of the Company not less than 30 days nor more than 50 days prior to the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to stockholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

     The Bank's board of directors has appointed five standing committees to which certain responsibilities have been delegated-- the Loan Committee, the Audit Committee, the Personnel Committee, the Executive Committee and the Branching Committee. The Board of Directors and the Bank's board of directors appoint other committees of its members to perform certain more limited functions from time to time and have appointed committees to administer the various employee and director benefit plans which have been established by the Company and the Bank.

Director Compensation

     Board Fees. Members of the Board of Directors receive no fees or compensation for serving on the Board of Directors of the Company. However, all members of the Company's Board of Directors are also directors of the Bank. During fiscal year 1997, each member of the Bank's board of directors received directors' fees of $1,000 per month, and an additional fee of $75 for each special meeting attended.

     Retirement Payment Agreements With Directors. The Bank has entered into a retirement Payment Agreement with all of its directors. Under the agreement, the Bank agrees to pay each director $1,000 per month for a period of 10 years upon the director's attainment of age 65. If a director dies while serving as a director of the Bank but before receiving all of his or her benefits under the agreement, payments will be made to his or her designated beneficiary. If a director becomes disabled while serving as a director, but prior to his normal retirement date, the Bank will pay the benefits due under the agreement, either in installments over the ten year period or in a lump sum payment. If a director terminates his or her service to the Bank for reasons other than death or disability, he or she shall be entitled at the normal retirement date to receive only the vested portion of the benefits due under the agreement.
Vesting occurs according to a schedule contained in the agreement. If any director's termination of service shall occur after a change in control of the Bank, the director shall be 100% vested in the retirement benefits. As a condition of the agreement, each director has agreed not to engage in activities in competition with the Bank and to provide consulting services to the Bank during the period that the retirement benefits are payable. The Bank has purchased life insurance on the lives of its directors to fund its obligation under this agreement. Total expense related to the agreements was approximately $123,000 in the fiscal year ended December 31, 1997.

     Stock Option Plan. See "Management Compensation--Stock Option Plan" for a discussion of the stock options granted to members of the Board of Directors under the Stone Street Bancorp, Inc.. Stock Option Plan (the "Stock Option Plan").

     MANAGEMENT RECOGNITION PLAN. See "Management Compensation--Management Recognition Plan" for a discussion of the restricted stock awards made to members of the Board of Directors under the Mocksville Savings Bank, Inc. SSB Management Recognition Plan (the "Management Recognition Plan " or "MRP").

     EXECUTIVE OFFICERS. The following table sets forth certain information with respect to the persons who are executive officers of either the Company or the Bank or both.

                                      Age on                                         Employed By
                                   December 31,     Positions and Occupations      the Bank or the
Name                                   1997           During Last Five Years        Company Since
----                               ------------  --------------------------------  ---------------

J. Charles Dunn                         59       President and Chief Executive            1968
                                                 Officer of the Company and the
                                                 Bank

Allen W. Carter                         41       Senior Vice President of the             1984
                                                 Company and the Bank

Marjorie D. Foster                      34       Vice President and Controller of         1986
                                                 the Company and the Bank

Management Compensation

     Summary Compensation Table. The executive officers of the Company are not paid any cash compensation by the Company. However, the executive officers of the Company are also executive officers of the Bank and receive cash compensation from the Bank. The following table shows, for the fiscal years ending December 31, 1997 and 1996, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to (i) the Chief Executive Officer of the Bank and (ii) all other executive officers of the Bank whose cash compensation exceeded $100,000 in fiscal 1997, for services in all capacities.


                                                                       Long Term Compensation Awards
                                                                     --------------------------------
                                     Annual Compensation                        Securities Underlying
                            ---------------------------------------- Restricted Options/Stock
Name and                                             Other Annual     Stock     Appreciation Rights
Principal Position          Year  Salary    Bonus    Compensation/3/  Awards    ("SARS") (in shares)  All Other Compensation/1/
------------------          ----  ------    -----    --------------- ---------- --------------------  -----------------------
Chief Executive Officer:
J. Charles Dunn             1997  $99,182  $93,531/2/     $20,327/4/ $374,099/5/     45,626/45,626/6/        $158,575
                            1996  $95,800        0              0           0                  0/0           $ 84,506

Senior Vice President:
Allen W. Carter             1997  $59,500  $56,093/7/     $12,195/4/ $224,475/8/      27,376/27376/6/        $      0
                            1996  $56,724  $     0        $     0    $      0                  0/0           $      0

---------------------------------


1 Includes during 1997 and 1996, respectively, (a) directors' fees of $12,900 and $14,625, (b) $0 and $471 contributed to the Bank's 401(k) profit sharing plan for Mr. Dunn, (c) $23,665 and $26,280 paid to Mr. Dunn under the Bank's supplemental retirement plan, and (d) $122,010 and $43,130 contributed to the Bank's ESOP for Mr. Dunn. A total of 7,604 shares of common Stock with a market value of $168,657 or $22.18 per share as of December 31, 1997 were allocated to Mr. Dunn under the ESOP during fiscal 1997 and 1996.

2 The amount represents a stock award made to Mr. Dunn pursuant to the Bank's Management Recognition Plan of 3,650 shares of Common Stock that vested immediately upon grant. Such shares had an aggregate fair market value of $93,531 on the date of grant. See footnote 5 below for more information on the stock grant awards made to Mr. Dunn and "Management Recognition Plan" for more information about the terms of the MRP.

3 Perquisites on other personal benefits, securities, or property for the years ended December 31, 1997 and 1996, did not exceed the lesser of $50,000 or 10% of total salary and bonus.

4 Represents cash dividends paid to the executive officer pursuant to the Bank's Management Recognition Plan and Stock Option Plan.

5 This amount represents the fair market value on the date of grant of 14,599 unvested shares awarded to Mr. Dunn pursuant to the Bank's Management Recognition Plan. On May 9, 1997 Mr. Dunn was awarded 18,249 shares of Common Stock which had a market value of $25.625 per share on the date of grant (May 9, 1997) and $22.18 per share as of December 31, 1997, or a total value of $404,763 on December 31, 1997. These shares will vest 20% on May 9, 1997 and 20% each year thereafter until all such shares are vested on May 9, 2001. Twenty percent of the shares vested immediately (the values of the vested shares $93,531) is included under the "Bonus" category herein. Mr. Dunn has all rights of ownership with respect to such shares, including the right to receive dividends.

6 These options and stock appreciation rights (SARs) granted pursuant to the Company's Stock Option Plan, entitle the executive officer to purchase, at any time after vesting and before May 9, 2007, shares of the Common Stock in exchange for an exercise price of $21.75 per share, which represents the fair market value of the shares on the date of grant of $25.625 adjusted to reflect the $4.00 special return of capital dividend paid to stockholders during 1997. These shares began vesting at 20% on May 9, 1997 and will continue to vest at 20% each year thereafter until all such options are vested on May 9, 2001. Options become 100% vested upon death or disability.

7 The amount represents a stock award made to Mr. Carter pursuant to the Bank's Management Recognition Plan of 2,189 shares of common stock that vested immediately upon grant. Such shares had an aggregate fair market value of $56,093 on the date of grant. See footnote 8 below for more information on the stock grant awards made to Mr. Carter and "Management Recognition Plan" for more information about terms of the MRP.

8 This amount represents the fair market value on the date of grant of 8,760 unvested shares awarded to Mr. Carter pursuant to the Bank's Management Recognition Plan. On May 9, 1997 Mr. Carter was awarded 10,949 shares of Common Stock which had a market value of $25.625 per share on the date of grant (May 9, 1997) and $22.18 per share as of December 31, 1997, or a total value of $242,849 on December 31, 1997. These shares will vest at 20% on May 9, 1997 and 20% each year thereafter until all such shares are vested on May 9, 2001. Twenty percent of the shares vested immediately (the values of the vested shares $56,093) is included under the "Bonus" category herein. Mr. Carter has all rights of ownership with respect to such shares, including the right to receive dividends.

     Bonus Compensation. For many years, the Bank has paid bonuses to its employees in amounts determined in the discretion of the Board of Directors. The Bank anticipates that discretionary bonuses will continue to be paid to its employees in the future.

     Bank Supplemental Income Agreement. The Bank entered into a Supplemental Income Agreement with Charles Dunn on March 1, 1994. The agreement provides that the Bank will pay Mr. Dunn $20,000 per year for a continuous period of 15 years, commencing on the first day of the month following Mr. Dunn's 65th birthday or if earlier, the first day of the month following Mr. Dunn's retirement should he retire after reaching his 65th birthday. Such initial annual income shall be increased 5% annually for each additional full year of service to the Bank after the execution of the agreement, except there will be no increase in benefits after age 65. If Mr. Dunn dies before receiving any or all of the payments due under the agreement, the remaining payments will be made to his designated beneficiary, or if none, to his estate. If Mr. Dunn becomes disabled prior to his retirement form the Bank, the Bank will pay him the benefits due under the agreement.

     If Mr. Dunn terminates his employment before age 65, he will be entitled to a portion of benefits due under the agreement according to a vesting schedule. Mr. Dunn's benefits under the agreement will be fully vested after December 31, 1998 or after a change in control of the Bank. As a condition of the agreement, Mr. Dunn must be able to provide consulting services to the Bank during the period the retirement payments are payable and must not engage in activities in Davie County, North Carolina in competition with the Bank. The Bank has purchased life insurance on the life of Mr. Dunn to fund its obligations under the agreement.

     Supplemental Retirement Plan. In 1990, the Bank established a supplemental retirement plan for Mr. Dunn, under which he is paid an annual amount to be invested in tax-exempt municipal bonds for his retirement. The amount of the annual contribution is calculated by subtracting the current value of the investment from a target amount, as adjusted for inflation, and dividing the result by the number of years remaining in the 12-year term of the plan. This amount is then increased to reimburse Mr. Dunn for the additional federal and state income taxes that result from the payment.

     401(k) Profit Sharing Plan. The Bank has established a contributory savings plan for its employees, which meets the requirements of section 401(k) of the Code. All employees who have completed one year of service may elect to contribute a percentage of their compensation to the plan each year, subject to certain maximums imposed by federal law. The Bank does not currently provide any matching of employee contributions.

     Participants are fully vested in amounts they contribute to the plan. Participants are fully vested in amounts contributed to the plan on their behalf by the Bank as employer matching contributions and as profit sharing contributions after seven years of service as follows: one year, 0%; two years, 20%; three years, 40%; four years, 60%; five years, 80%; six years or more, 100%.

     Benefits under the plan are payable in the event of the participant's retirement, death, disability or termination of employment. Normal retirement age under the plan is 65 years of age.

     Other Benefits. The Bank provides its employees with group medical, cancer, dental, life and disability insurance benefits. Employees are also provided with vacation, holiday and sick leave.

     Employee Agreements. The Bank has entered into an employment agreement with J. Charles Dunn in order to establish his duties and compensation and provide for his continued employment with the Bank. The agreement provides for an initial term of employment of three years. Commencing on the first anniversary date and continuing on each anniversary date thereafter, following a performance evaluation of the employee, the agreement may be extended for an additional year so that the remaining term shall be three years unless written notice of non-renewal is given by the Board of Directors. The agreement also provides that base salary shall be reviewed by the Board of Directors not less often than annually. Under the terms of the agreement, Mr. Dunn's annual base salary was $99,182 for 1997. In the event of a change in control (as defined below), the employees base salary shall be increased by at least 6% annually.
In addition, the employment agreement provides for profitability and discretionary bonuses and participation in all other pension, profit-sharing or retirement plans maintained by the Bank or by the Company for employees of the Bank, as well as fringe benefits normally associated with such employee's office The employment agreement provides that it may be terminated by the Bank for cause, as defined in the agreement, and that it may otherwise be terminated by the Bank (subject to vested rights) or by the employee.

     The employment agreement provides that the nature of Mr. Dunn's compensation, duties or benefits cannot be diminished following a change in control of the Bank or the Company. For purposes of the employment agreement, a change in control generally will occur if (i) after the effective date of the employment agreement, any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of either the Company or the Bank, or acquires in any manner control of the election or a majority of the directors of either the Company or the Bank, (ii) either the Company or the Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where neither the Company nor the Bank is the surviving corporation in such transaction, or (iii) all or substantially all of the assets of either the Company or the Bank are sold or otherwise transferred to, or are acquired by, any other entity or group.

     Special Termination Agreements. In order to assure the continued employment of Allen W. Carter and Marjorie D. Foster, the Bank entered into special termination agreements with each of them to provide benefits in the event of a change in control of the Bank or the Company. Such agreements are intended to ensure that the Bank will be able to maintain a stable and competent employee base. The continued success of the Bank depends, to a significant degree, on the skill and competence of its employees.

     Each special termination agreement provides for payment to the employee only (i) in the event of a change in control of the Company or the Bank followed by termination of the employee's employment within 24 months by the Bank for other than "cause," as such term is defined in the agreement or (ii) in the event the nature of the employee's compensation, duties or benefits are diminished within 24 months following a change in control of the Bank or the Company and the employee terminates his employment within twelve months thereafter. In the event of such a termination of employment, the employee is entitled to payment in an amount equal to two times his or her average annual compensation for income tax purposes for the most recent five tax years prior to the change in control, payable in a lump sum or in equal monthly payments. Based on Mr. Carter's and Ms. Foster's annual compensation for income tax purposes for the most recent five tax years, Mr. Carter and Ms. Foster would be paid $135,448 and $101,550, respectively, under the agreements in the event of their termination after a change in control. The initial term of each agreement is for a period commencing March 29,1996, and ending three calendar
years later.   For purposes of the special  termination agreement, "change in control" has the same meaning as contained in the employment agreement with Mr. Dunn. See "--Employment Agreement".

     Employee Stock Ownership Plan. The Bank has established an Employee Stock Ownership Plan (the "ESOP") for its eligible employees. Employees with one year of service with the Bank are eligible to participate. The ESOP borrowed funds from the Company and used the funds to purchase 8% of the shares of Common Stock issued in connection with the Bank's conversion from a North Carolina-chartered mutual savings bank to a North Carolina-chartered stock savings bank (the "Conversion"), or 146,004 shares.

     Collateral for the Company's loan to the ESOP is the Common Stock purchased by the ESOP. It is expected that the loan will be repaid within fifteen years principally from the Bank's discretionary contributions to the ESOP. Dividends, if any, paid on shares held by the ESOP may be and have been used to reduce the loan. Dividends of $585,220 which includes a special dividend of $4.00 per share totaling $521,600 were used to pay down the loan in the fiscal year ended December 31, 1997. The loan is not guaranteed by the Bank. Shares purchased by the ESOP and pledged as security f or the loan are held in a suspense account for allocation among participants as the loan is repaid.

     Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of relative compensation in the year of allocation. Benefits will vest in full upon five years of service with credit given for years of service prior to the conversion of the Bank from mutual to stock form of ownership. Benefits immediately vest upon death or disability.

     The Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated. Principal and interest payments totaling $764,731 were made on the loan from the Company to the ESOP in the fiscal year ended December 31, 1997. During the same period, 23,617 shares, with a market value of $523,825 ($22.18 per share) at December 31, 1997, were allocated to participants in the ESOP during the same period.

     The Bank has established a committee of the Board of Directors to administer the ESOP. The Trustees for the ESOP are Messers Hall, Harris and Martin. The ESOP committee may instruct the trustees regarding investment of funds contributed to the ESOP. Participating employees shall instruct the trustees as to the voting of all shares allocated to their respective accounts and held in the ESOP. The unallocated shares held in the suspense account, and all allocated shares for which voting instructions are not received, will be voted by the trustees in their discretion subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     Stock Option Plan. The Stock Option Plan is administered by a committee of the Company's Board of Directors (the "Stock Option Plan Committee"). The Company has reserved 182,050 shares of Common Stock for issuance upon the exercise of options which have been granted under the Stock Option Plan. All directors, officers and employees of the Company, the Bank, and any of the Bank's subsidiaries are eligible for participation in the Stock Option Plan.
The Stock Option Plan committee, in its sole discretion, determines who will participate in the Stock Option Plan. Options to purchase 172,244 shares of the Common Stock were granted during fiscal year 1997 and are outstanding at December 31, 1997.

     Options granted under the Plan were granted in tandem with stock appreciation rights, pursuant to which optionees have the right to surrender exercisable options in exchange for payment by the Company of an amount equal to the excess of the market value of shares of Common Stock subject to the surrendered options over the exercise price of the surrender options. At the discretion of the Stock Option Plan Committee, this payment may be made in cash or in shares of Common Stock or partly in cash and partly in Common Stock.
Stock appreciation rights terminate upon the exercise of the options to which they are attached. Stock appreciation rights are subject to the same vesting and termination provisions as are applicable to the stock options to which they are attached.

     In the event of a stock split, reverse stock split or stock dividend, the number of shares of Common Stock under the Stock Option Plan, the number of shares to which any option relates and the exercise price per share under any option shall be adjusted to reflect such increase or decrease in the total number of shares of Common Stock outstanding. In addition, in the event the Company declares a special cash dividend or return of capital, the per share exercise price of all previously granted options which remain unexercised as of the date of such declaration may be adjusted to give effect to such special cash dividend or return of capital.

     The following table provides certain information with respect to the grant of stock options to Mr. Dunn made during the year ended December 31, 1997.



                                        OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                                               Potential Realizable Value at Assumed
                                                                                                   Annual Rates for Stock Price
                                                 Individual Grants                                 Appreciation for Option Term
                  --------------------------------------------------------------------------- --------------------------------------
                     Number of Securities          % of Total          Exercise
                    Underlying Options/SARs         Granted to           Or Base   Expiration        5%                   10%
Name                       Granted/1/         Employees in Fiscal Year  Price/2/      Date       Appreciation        Appreciation/4/
----             --------------------------   ------------------------  ---------  ---------- ------------------  ------------------

J. Charles Dunn         45,626/45,626               38.83%/38.83%         $21.75   May 9, 2007     $624,164             $1,581,397

Allen W. Carter         27,376/27,376               23.30%/23.30%         $21.75   May 9, 2007     $374,504             $  948,852

-----------------------------

1 20% of the options granted vested on May 9, 1997 and 20% each year thereafter until all such options are vested on May 9, 2001.

2 Represents the closing market price per share of the underlying securities at the date of grant (May 9, 1997) of $25.625 adjusted to $21.75 as a result of the $4.00 per share special return of capital dividend.

3 The dollar values shown represent the potential realizable value of the grant of options at an assumed 5% annualized appreciation rate in the price of the Common Stock. The potential realizable value is calculated under the following formula: ((A x B) - C) x D, where A = $21.75, the per share market price at the time of the grant; B - 1.6289, the assumed rate of stock price appreciation (5%) compounded annually over the 10-year term of the option;
   C -$21.75, the per share exercise price of the option; and D = 45,626 for Mr. Dunn and 27,376 for Mr. Carter, the number of securities underlying the grant at year end 1997.

4 The dollar values shown represent the potential realizable value of the grant of options at an assumed 10% annualized appreciation rate in the price of the Common Stock. The potential realizable value is calculated under the following formula: ((A x B) - C) x D, where A = $21.75 the per share market price at the time of the grant; B = 2.5937, the assumed rate of stock priced appreciation (10%) compounded annually over the 10-year term of the option; C = $21.75, the per share exercise price of the option; and D - 45,626 for Mr. Dunn and 27,376 for Mr. Carter, the number of securities underlying the grant at year end 1997.

   No options were exercised by Mr. Dunn or Mr. Carter during the fiscal year ended December 31, 1997


                                        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                               AND FISCAL YEAR-END OPTION/SAR VALUES

                                                    Number of Securities            Value of Unexercised
                                                  Underlying Unexercisable              in-the-Money
                   Shares Acquired   Value            Options/SARS at                  Options/SARS at
Name                 On Exercise    Realized        Fiscal Year End/1/                Fiscal Year End/2/
----               ---------------  --------  ----------------------------  ----------------------------------
                                              Exercisable    Unexercisable    Exercisable      Unexercisable
                                              -----------    -------------  ---------------  -----------------
J. Charles Dunn           0            0      9,125/9,125    36,501/36,501   $3,924/$3,924    $15,695/$15,695

Allen W. Carter           0            0      5,475/5,475    21,901/21,901   $2,354/$2,354    $ 9,417/$ 9,417
------------------------

1 All stock options were granted as of May 9, 1997. Twenty percent of stock options vested in the year ended December 31, 1997.

2 The exercise price of the stock options is $21.75. On December 31, 1997, the closing market price per share for the Common Stock as reported on the American Stock Exchange was $22.18.

          Although both incentive and non-qualified options have been granted under the Stock Option Plan, all of the stock options granted to employees are intended to be incentive stock options. In the case of an incentive stock option, an optionee is not deemed to have received taxable income upon the grant or exercise of the stock option, provided the shares are not disposed of by the optionee for at least one year after the date of exercise and two years after the date of grant. No compensation deduction may be taken by the Company at the time of the grant or exercise of an incentive option, assuming these holding periods are satisfied. In the case of a non-qualified stock option, an optionee is deemed to receive ordinary income upon exercise of the stock option in an amount equal to the amount by which the exercise price is exceeded by the fair market value of the stock. The amount of any ordinary income deemed to be received by the optionee upon the exercise of a non-qualified stock option is a deductible expense of the Company for tax purposes.

          No cash consideration was paid for the options. Options have an option exercise price of $21.75, the fair market value of the Common Stock on the date of grant (May 9, 1997). The exercise price may be paid in cash or by delivery of shares of Common Stock with a market value equal to the exercise price. Based upon the closing market price per share paid on March 2, 1998, the per share market value of the Common Stock underlying the options would be $20.375. Options granted under the Stock Option Plan have a term of ten years, are not transferable except upon death and continue to be exercisable upon retirement.

          The Stock Option Plan places certain limitations on termination and amendment of the Stock Option Plan. It provides that the Stock Option Plan cannot be terminated upon an acquisition or merger of the Company or the Bank unless the acquiror provides for an equivalent benefit for all then current option holders. It provides that the Stock Option Plan may be amended by the Board of Directors of the Company at any time. It states, however, that stockholder approval of certain amendments may be necessary in order for the Stock Option Plan to satisfy the requirements of SEC Rule 16b-3. It provides that certain Stock Option Plan provisions, including the number of options to be initially granted, may not be amended more than once every six months, except under very limited circumstances.

          Options granted under the Stock Option Plan have a vesting schedule which provides that 20% of the options granted vest on the first anniversary of the date of grant, and 20% will vest on each subsequent anniversary date, so that the options would be completely vested on the fifth anniversary of the date of grant. Options become 100% vested upon death or disability, if earlier.

          Management Recognition Plan. On April 15, 1997, the stockholders of the Company approved the Stone Street Bancorp, Inc. Management Recognition Plan. Effective May 9, 1997, restricted stock awards of 68,896 shares of the Common Stock were made to 23 directors, officers and employees of the Bank.

          The MRP serves as a means of providing the directors, officers, and employees with an ownership interest in the Company in a manner designed to encourage such persons to continue their service to the Company and the Bank and to provide performance incentives. The MRP is administered by a committee of the Bank's Board of directors (the "MRP Committee"). All directors, officers, and employees of the Company and the Bank and its wholly owned subsidiary are eligible for participation in the MRP. Except with regard to the initial awards made on May 9, 1997, the MRP Committee, in its sole discretion, will determine who will participate in the MRP. Initially, 68,896 of the shares authorized under the MRP were allocated pursuant to the Plan leaving 4,106 shares unallocated at December 31, 1997. Once the remaining 4,106 shares are allocated, only forfeited shares are subject to allocation later, unless the plan is amended.

          The shares awarded under the MRP were issued from authorized but unissued shares of Common Stock. Shares issued under the MRP are issued at no cost to recipients.

          Recipients are entitled to vote MRP shares and receive all dividends and cash distributions with respect thereto. The shares granted pursuant to the MRP vest at a rate of 20% on the first anniversary of the effective date of the award, and 20 % on each subsequent anniversary date, so that the shares would be completely vested at the end of five years after the date of award and in addition; would immediately vest upon the end of five years after the date of award. Awards of Common stock under the MRP would immediately vest upon the disability or death of a recipient. The MRP cannot be terminated upon an acquisition or merger of the Company or the Bank unless the acquiror provides for an equivalent benefit for all then current MRP participants. The awards are not forfeitable upon vesting.

         The MRP may be amended by the Board of Directors at any time.
However, stockholder approval of certain amendments may be necessary in order for the MRP to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act. Certain MRP provisions, including the number of shares of Common Stock to be awarded initially, may not be amended more than once every six months, except under very limited circumstances.

          Compensation Committee Interlocks and Insider Participation. The Personnel Committee of the Bank's board of directors serves the role of the compensation committee. The Personnel committee determines the compensation of the executive officers and the Bank's other employees. During the fiscal year ended December 31, 1997, the Personnel Committee consisted of directors Dunn, Hall, Harris and Martin.

          Report Of Compensation Committee Of Executive Compensation. It is the responsibility of the Bank's Personnel Committee which is comprised of Robert B. Hall, J. Roy Harris, George W. Martin and J. Charles Dunn to review and evaluate performance of the Bank's executive officers. The salary of each executive officer, including Mr. Dunn, the Chief Executive Officer, is determined based upon the executive officer's contributions to the Bank's overall profitability, maintenance of regulatory compliance standards, professional leadership, and management effectiveness in meeting the needs of day to day operations. In addition, the executive officers of the Bank are eligible to receive discretionary bonuses based on profit--as are all other employees--declared by the Bank's board of directors based upon after-tax net income of the Bank. Mr. Dunn does not participate in any deliberations of the Personnel Committee concerning his compensation as an executive officer.

          Performance Graph

          The following graph compares the Company's cumulative shareholder return on the Common Stock with a AMEX (U.S. companies) index and with a savings institution peer group whose stock is quoted on AMEX. The graph was prepared using data through December 31, 1997

                           [LETTERHEAD APPEARS HERE]


               Comparison of Five Year-Cumulative Total Returns
                             Performance Graph for
                          Stone Street Bancorp, Inc.

     Prepared by the Center for Research in Security Prices
     Produced on 03/14/98 including data to 12/31/97

                           [LINE CHART APPEARS HERE]

                                                  12/31/92   12/31/93   12/30/94   12/29/95   12/31/96   12/31/97
                                                  --------   --------   --------   --------   --------   --------
Stone Street Bancorp, Inc.                                                                     119.3       154.9
AMEX Stock Market (US Companies)                    68.9       81.0       75.6       97.2       98.8       123.5
AMEX Stocks (SIC 6030-6039 US Companies)
 Savings Institutions                               37.2       69.4       53.5       89.6      105.9       179.3
Notes:

   A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
   B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
   C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
   D. The index level for all series was set to $100.0 on 04/01/96.

Certain Indebtedness and Transactions of Management

   The Bank makes loans to executive officers and directors of the Bank in the ordinary course of its business. These loans are made on the same terms, including interest rates and collateral, as those then prevailing for comparable transactions with nonaffiliated persons, and do not involve more than the normal risk of collectibility or present any other unfavorable features. Applicable regulations prohibit the Bank from making loans to executive officers and directors of the Bank on terms more favorable than could be obtained by persons not affiliated with the Bank. The Bank's policy concerning loans to executive officers and directors complies with such regulations.



                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

   Weir Smith Jones Miller & Elliott, CPA PA was the Company's independent auditor for the year ended December 31, 1997 and has been selected as the Company's independent auditor for the year ending December 31, 1998. Such selection is being submitted to the Company's stockholders for ratification. Representatives of Weir Smith Jones Miller & Elliott, CPA PA are expected to attend the Meeting and will be afforded an opportunity to make a statement, if they so desire, and to respond to appropriate questions form stockholders.

   The Board of Directors recommends that the stockholders vote FOR ratification
                                                                ---
of the selection of Weir Smith Jones Miller & Elliott, CPA PA as independent auditor for the Company for the 1998 fiscal year.

                   DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

   It is presently anticipated that the 1999 Annual meeting of Stockholders will be held in April, 1999. In order for stockholder proposals to be included in the proxy material for that meeting, such proposals must be received by the Secretary of the Company at the Company's principal executive office not later than November 27, 1998, and meet all other applicable requirements for inclusion therein.

                                 OTHER MATTERS

   Management knows of no other matters to be presented for consideration at the Meeting or any adjournments thereof. If any other matters shall properly come before the Meeting, it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.

                                 MISCELLANEOUS

   The Annual Report of the Company for the year ended December 31, 1997, which includes financial statements audited and reported upon by the Company's independent auditor, is being mailed along with this Proxy Statement; however, it is not intended that the Annual Report be deemed a part of this Proxy Statement or a solicitation of proxies.

   THE FORM 10-K FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED FREE OF CHARGE UPON WRITTEN REQUEST DIRECTED TO: STONE STREET BANCORP, INC., 232 SOUTH MAIN STREET, MOCKSVILLE, NC 27028, ATTENTION: J. CHARLES DUNN.


                                    By the Order of the Board of Directors


                                    /s/ Sandra M. Hadley

                                    Sandra M. Hadley
                                    Secretary

Mocksville, North Carolina
March 27, 1998

[X] PLEASE MARK VOTES              REVOCABLE PROXY
    AS IN THIS EXAMPLE          STONE STREET BANCORP, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 21, 1998
                                   5:00 p.m.

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors of Stone Street Bancorp, Inc. (the "Company"), to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at the Davie County Public Libray, 371 North Main Street, Mocksville, North Carolina 27028, on April 21, 1998, at 5:00 p.m. and at any and all adjournments thereof, as follows:

1. The approval of the election of the following named directors:

                                    With-     For All
                          For       hold      Except
                          [_]        [_]       [_]

(a) J. Charles Dunn, who will serve as a director of the Company until the 2001 Annual Meeting of Stockholders or until his successor is duly elected and qualifies;

(b) J. Roy Harris who will serve as a director of the Company until the 2001 Annual Meeting of Stockholders or until his successor is duly elected and qualifies; and

(c) Claude R. Horn, Jr. who will serve as a director of the Company until the 2001 Annual Meeting of Stockholders or until his successor is duly elected and qualifies;

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

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                                                       For    Against    Abstain
2. The ratification of Weir Smith Jones Miller &
   Elliott, Certified Public  Accountants, as the
   independent auditors of the Company for
   the year ending December 31, 1998.                  [_]      [_]        [_]

PLEASE CHECK BOX IF YOU PLAN TO ATTEND
THE ANNUAL MEETING.                                                        [_]


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

                                          _____________________
 Please be sure to sign and date           Date
  this Proxy in the box below.
_______________________________________________________________

___Stockholder sign above_______Co-holder (if any) sign above__

 .  Detach above card, sign, date and mail in postage paid envelope provided  .


                          STONE STREET BANCORP, INC.
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              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

      If no instructions are given, the Proxy will be voted for the nominees
                                                            ---
for election to the Board of Directors named in this Revocable Proxy and for the other proposal described above. If instructions are given with respect to some but not all proposals, such instructions as are given will be followed and the Proxy will be voted for the proposals on which no instructions are given. If
                    ---
any other business is presented at the Annual Meeting, this Proxy will be voted as determined, in its discretion, by the Board of Directors of Stone Street Bancorp, Inc. At the present time, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

     The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of the Meeting and a Proxy Statement dated March 27, 1998.

     Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
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